Exhibit 4.15

BARKBOX, INC.

THIRD AMENDMENT TO SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This Third Amendment to the Second Amended and Restated Investors’ Rights Agreement (the “Amendment”) is made and entered into as of December 16, 2020 by and among Barkbox, Inc., a Delaware corporation (the “Company”), and the undersigned, representing the holders of at least 63% of the Registrable Securities (as defined in the Rights Agreement, as defined below) outstanding on an as-converted basis (the “Requisite Holders”), and further amends that certain Second Amended and Restated Investors’ Rights Agreement, dated as of May 16, 2016, by and among the Company and the Investors listed on Schedule A thereto (as amended and as may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Rights Agreement”).

RECITALS

WHEREAS, the Company, the undersigned Requisite Holders and certain other stockholders of the Company are parties to the Rights Agreement;

WHEREAS, Section 6.6 of the Rights Agreement provides that any term of the Rights Agreement may be amended and the observance of any term of the Rights Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the Requisite Holders;

WHEREAS, the undersigned holders representing the Requisite Holders; and

WHEREAS, the Company and the undersigned Requisite Holders desire to amend and restate certain sections of the Rights Agreement as set forth herein.

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1. Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Rights Agreement.

2. Amendment to the Rights Agreement.

2.1 Section 2.11 of the Rights Agreement is hereby amended and restated in its entirety to read as follows:

“2.11 Market Stand-off” Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter or financial advisors, as applicable, (i) during the period commencing on the date of the final prospectus relating to the registration by the Company of shares of its Common Stock or any other equity securities under the Securities Act on a registration statement on Form S-1 in connection with an IPO, and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days), (ii) during the period from the date of the final prospectus relating to the initial listing of the Company’s Common Stock on a national securities exchange by means of an effective registration statement on Form S-1 filed by the Company with the SEC (a “Direct Listing”) to and including the date specified by the Company (such period not to exceed one hundred eighty (180) days), and (iii) during the period commencing from the consummation of a merger or business combination pursuant to which the Company is merged into, or otherwise combines with, a special purpose acquisition company listed on a national securities exchange, or a subsidiary thereof, and the shares of capital stock of the Company outstanding immediately prior to such combination continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such combination, at least 50%, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such combination or consolidation, the parent corporation of such surviving or resulting corporation (each of clauses (1) and (2), a “Surviving Company”, and a transaction described in this clause (iii), a “SPAC Transaction”), and ending on the date specified by the Company (such period not to exceed the SPAC Outside Date (as defined below)), in the case of each of clauses (i) through (iii), whether in one transaction or a series of transactions and whether by merger, consolidation, division, operation of law, or otherwise, (A) lend; offer; pledge; sell; transfer; assign, encumber; hypothecate; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; enter into any other arrangement or understanding with respect to the foregoing; or otherwise transfer or dispose of, directly or indirectly, voluntarily or involuntarily, any shares of Common Stock, any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock or any interest (including beneficial interest) in, or the ownership, control or possession of, any interest owned by a Holder, held immediately prior to the effectiveness of the Form S-1 in the case of either an IPO or Direct Listing or the closing of a SPAC Transaction; (B) enter into any swap, hedging, short sale, or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise; or (C) publicly announce any intention to effect any transaction specified in clause (A) or (B). References to the “Company” in this Section 2.11 shall mean the Company or the Surviving Company, as applicable, and references to “Common Stock” shall mean the Company’s Common Stock or the Surviving Company’s Common Stock, as applicable. The time periods set forth in clauses (i)-(iii) of the foregoing sentence may be extended or otherwise modified as may be requested by the Company, or an underwriter or financial advisor, as applicable, to accommodate regulatory restrictions on (1) the publication or other distribution of research reports and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in applicable FINRA or NYSE rules, or any successor provisions or amendments thereto) and the time period set forth in clause (iii) of the foregoing sentence shall end on the earliest of the following to occur (the “SPAC Outside Date”): (x) twelve (12) months after the consummation of the SPAC Transaction; (y) the date following the consummation of the SPAC Transaction on which the Company consummates a liquidation, merger, stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange such stockholders’ shares received in the SPAC Transaction (the “SPAC Shares”) for (or having such SPAC Shares converted into) cash, securities or other property (or the right to receive any of the foregoing), other than any holding company reorganization or a transaction that is intended solely to effect a redomestication; and (z) the date upon which the reported closing price of the SPAC Shares equals or exceeds $15.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any thirty (30)-trading day period commencing at least one hundred fifty (150) days following the closing of the SPAC Transaction (the “Price Condition”), provided that the Price Condition shall not be deemed satisfied until there is an effective registration statement covering the SPAC Shares. The first sentence of this Section 2.11 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement in connection with an IPO, or the transfer of any shares to any trust for the direct or indirect benefit of the Holder or the immediate family of the Holder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, and shall be applicable to the Holders only if all officers and directors are subject to the same restrictions and the Company uses commercially reasonable efforts to obtain a similar agreement from all stockholders individually owning more than 1% stockholders of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding Preferred Stock). The underwriters, if any, in connection with an IPO, and the Surviving Company, in connection with a SPAC Transaction, are intended third-party beneficiaries of this Subsection 2.11 and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be requested by the underwriters in connection with the IPO, or by the Company in connection with the Direct Listing or a SPAC Transaction, that are consistent with this Section 2.11 or that are necessary to give further effect thereto (“Lock-Up Agreements”). Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Holders subject to such agreements, based on the number of shares subject to such agreements. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities (and the shares or securities of every other person subject to the foregoing restriction) until the end of the applicable period.

Notwithstanding anything to the contrary in this Agreement, the covenants of the Holders set forth in this Section 2.11 shall survive the termination of this Agreement (including, for the avoidance of doubt, the consummation of an IPO, the effectiveness of the Form S-1 in a Direct Listing and commencement of trading in connection therewith, or the closing of a SPAC Transaction) with respect to a Holder until such time as such Holder has executed a Lock-Up Agreement in a form satisfactory to the underwriters in connection with the IPO or to the Company in connection with the Direct Listing or a SPAC Transaction.”

3. Continued Validity of Rights Agreement. Except as specifically amended hereby, the Rights Agreement shall continue in full force and effect as originally constituted and is ratified and affirmed by the parties hereto.

4. Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Amendment shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

5. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to its principles of conflicts of laws.

6. Counterparts. This Amendment may be executed and delivered by electronic or facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7. Titles and Subtitles. The titles and subtitles used in this Amendment are used for convenience only and are not to be considered in construing or interpreting this Amendment.

(Signature Pages Follow)

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

COMPANY:

BARKBOX, INC.

By:	/s/ Matt Meeker
Name: Matt Meeker
Title: Executive Chairman

SIGNATURE PAGE TO BARKBOX, INC. SECOND AMENDMENT TO THE SECOND A&R IRA (MAGNETAR NOTE)

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

RESOLUTE I, L.P.

By:	/s/ Mike Hirshland
Name: Mike Hirshland
Title: Managing Partner

RESOLUTE BB SPV, LLC

By: Resolute GP II, LLC
Its: Manager

By:	/s/ Mike Hirshland
Name: Mike Hirshland
Title: Managing Partner

RESOLUTE BB II SPV, LLC

By: Resolute GP II, LLC
Its: Manager

By:	/s/ Mike Hirshland
Name: Mike Hirshland
Title: Managing Partner

SIGNATURE PAGE TO BARKBOX, INC. THIRD AMENDMENT TO THE SECOND A&R IRA

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

RRE VENTURES V, LP

By: RRE VENTURES GP V, LLC
Its: General Partner

By:	/s/ Stuart Ellman
Name: Stuart Ellman
Title: General Partner

RRE Leaders Fund, LP

By: RRE Leaders GP, LLC Its: General Partner

By:	/s/ Stuart Ellman
Name: Stuart Ellman
Title: General Partner

SIGNATURE PAGE TO BARKBOX, INC. THIRD AMENDMENT TO THE SECOND A&R IRA

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

AUGUST CAPITAL VII, L.P.

For itself and as nominee for August Capital Strategic Partners VII, L.P.

By: August Capital Management VII, L.L.C.,
Its: General Partner

By:	/s/ Tripp Jones
Name: Tripp Jones
Title: Member

SIGNATURE PAGE TO BARKBOX, INC. THIRD AMENDMENT TO THE SECOND A&R IRA

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

FOUNDERS CIRCLE CAPITAL II , L.P.

By: Founders Circle Management II, L.L.C.
its General Partner

By:	/s/ Kenneth Loveless
Name: Kenneth Loveless
Title: Managing Director

FOUNDERS CIRCLE CAPITAL II
AFFILIATES FUND, L.P.

By: Founders Circle Management II, L.L.C.
its General Partner

By:	/s/ Kenneth Loveless
Name: Kenneth Loveless
Title: Managing Director

SIGNATURE PAGE TO BARKBOX, INC. THIRD AMENDMENT TO THE SECOND A&R IRA